Exhibit 99.4

Global Town Hall March 21, 2016

NASDAQ . Here We Come! 2

Have You Heard of a Special Purpose Acquisition Company – SPAC? 3

Special Purpose Acquisition Company - SPAC A publicly-traded buyout company Raise money for an unspecified merger Targeted Industry A SPAC is a publicly-traded buyout company that raises blind pool money from the public for an unspecified merger, sometimes in a targeted industry.

A SPAC Controlled by WL Ross, Co. 5 Distribution TROUBLED COMPANY “Turn Around” GROWTH PLATFORM “Diamond in the Rough” Targeted Industry:

[LOGO]

We are Excited to Share the News with Our Customers, Suppliers, and Investors Validates our Vision Business Continuity Leadership & Value Proposition Continuity of operating platform Faster path to becoming a public company Better Financial Position Delever Access to capital

What Changes? How we handle information We will continue to disclose our financial status on a regular basis and monitor trading company securities by insiders Annual shareholder meeting Information flow will be structured/formal to protect everyone’s interest How information is disclosed Public company driven by share price Targeting steady annual earning growth Forecasting needs to be accurate Consistent performance A new level of transparency Information about our operations will be readily available 8

What’s the Timeline? 9 Press Release SEC Filings Communication to Employees, Customers, Suppliers & Investors Media Protocol Summer 2016 Subject to customary closing conditions, shareholder and regulatory approvals Status Quo? Signing Closing

What Do We Need From You? Continue to Deliver Our Value Proposition to Our Customers and Suppliers Stay Focused on Delivering Our Financials Reinforce the message to our Customers, Suppliers and Investors Direct Media Appropriately Ask Questions 10

FORWARD LOOKING STATEMENTS Certain statements made herein, including, for example, the expected date of closing of the merger and the potential benefits of the merger, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1965, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have been, or will be, instituted against Nexeo Solutions Holdings, LLC (the “Company”) related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure to obtain the necessary financing arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the impact of the substantial indebtedness to be incurred to finance the consummation of the merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”). 11

FORWARD LOOKING STATEMENTS (CONT’D) Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. We disclaim any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. 12

13 ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT In connection with the proposed merger, WL Ross Holding Corp. (“WL Ross”) will file a proxy statement with the SEC. Additionally, WL Ross will file other relevant materials with the SEC in connection with the proposed acquisition of the Company pursuant to the terms of an Agreement and Plan of Merger by and among WL Ross, the Company, TPG Accolade Delaware, L.P., Neon Acquisition Company LLC, Neon Holding Company, LLC and Nexeo Holdco, LLC. The materials to be filed by WL Ross with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of WL Ross are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger. WL Ross, the Company, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies for WL Ross stockholders, in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of WL Ross executive officers and directors in the solicitation by reading WL Ross’ annual report on Form 10-K for the fiscal year ended December 31, 2015, proxy statement for its 2015 annual meeting of stockholders and the proxy statements and other relevant materials filed with the SEC in connection with the merger, when they become available. More detailed information regarding the names, affiliations and interests of certain of the Company’s directors and officers is contained in the Company’s annual report on Form 10-K, which was filed with the SEC on December 7, 2015. Information concerning the interests of WL Ross’ and the Company’s participants in the solicitation, which may, in some cases, be different than those of WL Ross’ and the Company’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

Q&A 14